			       EXHIBIT 23.1
		  Consent of PricewaterhouseCoopers LLP

                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement (Form No. 333-70761) on Form S-3 of our report dated February 4, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in Ohio Casualty Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 4, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLP


Cincinnati, Ohio
May 10, 1999